Exhibit 99.1

news release

FOR RELEASE:

July 26, 2005

NASDAQ:  SNIC

Sonic Solutions Announces Change of Auditor

Novato, CA – July 26, 2005 — Sonic Solutions (NASDAQ: SNIC) today announced today that it has engaged BDO Seidman, LLP as its registered independent accountants to perform Sonic’s annual financial and controls audit for fiscal year 2006 (ending March 31, 2006) including customary review of quarterly financial statements that will be filed during the fiscal year. Sonic had previously engaged KPMG LLP and its predecessor firms to perform such services since Sonic’s IPO in 1994 up to and including its most recent annual report on Form 10-K for the 2005 Fiscal Year (ending March 31, 2005).

There were no disagreements with KPMG for the fiscal years ended March 31, 2004 or 2005 or for the interim period subsequent to March 31, 2005 (collectively, the “Relevant Period”), on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of KPMG, would have caused them to make reference thereto in their reports on the financial statements for such periods.

“Sonic has engaged KPMG for many years, and we have great respect for KPMG and the KPMG professionals with whom we have worked during that time,” said Clay Leighton, Sonic’s Senior Vice President and Chief Financial Officer. “However, it is clear that the auditing environment has shifted in recent years, especially in light of the heavy requirements imposed by Sarbanes-Oxley. We believe that BDO will provide us with audit services of the highest quality, in a manner that is more efficient and suitable for a rapidly growing company like ours.”

About Sonic Solutions

Sonic Solutions (NASDAQ: SNIC; http://www.sonic.com) is the leader in digital media software, providing a broad range of interoperable, platform independent software tools and applications for creative professionals, business and home users, and technology partners. Sonic’s products range from advanced DVD authoring systems and interactive content delivery technologies used to produce the majority of Hollywood DVD film releases, to the award-winning Roxio- and Sonic-branded CD and DVD creation, playback and backup solutions that have become the premiere choice for consumers, prosumers and business users worldwide.

Sonic products are globally available from major retailers, online at Sonic.com and Roxio.com, and are bundled with PCs, after-market drives and consumer electronic devices. Sonic’s digital media creation engine is the de facto standard and has been licensed by major software and hardware manufacturers, including Adobe, Microsoft, Scientific-Atlanta, Sony, and many others. Sonic Solutions is headquartered in Marin County, California.

Sonic, the Sonic logo, Sonic Solutions, and Roxio are trademarks or registered trademarks of Sonic Solutions or its subsidiaries in the United States and/or other countries. All other company or product names are trademarks of their respective owners and, in some cases, are used by Sonic Solutions under license.

Forward Looking Statements

This press release contains forward-looking statements that are based upon current expectations. Such forward-looking statements include Sonic’s expectations with respect to its new relationship with BDO. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Important factors that could cause such differences include, but are not limited to, Sonic’s ability to successfully integrate Roxio’s Consumer Software Division and former employees into Sonic’s business and realize the anticipated synergies and cost savings from the acquisition; general customer and market reaction to the Roxio acquisition; the timely introduction and acceptance of new products, including but not limited to Sonic’s high definition series products; the costs associated with new product introductions and the possible adverse effect on gross margin; the transition of products to new hardware configurations and platforms; unforeseen increases in operating expenses as a result of the Roxio acquisition, new product introductions, cost of SOX compliance or business expansion; loss of significant customers due to the Roxio acquisition and other market conditions; risks related to acquisitions and international operations; and other factors, including those discussed in Sonic’s annual and quarterly reports on file with the Securities and Exchange Commission. This press release should be read in conjunction with the Sonic’s current report on Form 8-K announcing the change in its certifying accountant and Sonic’s other reports on file with the Securities and Exchange Commission, which contain a more detailed discussion of Sonic’s business including risks and uncertainties that may affect future results. Sonic does not undertake to update any forward looking statements.

Contact:

Rob Walker

Market Street Partners

415/445-3234

investinsonic@sonic.com

Sonic Solutions

Clay Leighton

415/893-8000

clay_leighton@sonic.com